                                                                    EXHIBIT 4(e)

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, Illinois 60049-0001




QUALIFIED PLAN RIDER


This Rider forms a part of the Contract to which it is attached. The applicable provisions of this Rider apply and take precedence over contrary provisions if the Contract: a. is issued as a Code Section 403(b) Tax Sheltered Annuity ("Tax Sheltered Annuity") to an individual; or b. is issued under a plan described in
Section 401(a) or 403(b) of the Code if subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA Plans").

SECTION 1:  PROVISIONS APPLICABLE TO A TAX SHELTERED ANNUTIY:

A. The Owner of the Contract is the Annuitant.

B. The rights of the Annuitant under the Contract are nonforfeitable.

C. The Contract is not transferable and cannot be: sold; assigned; discounted; or pledged as collateral for a loan or security for the performance of an obligation or for any other purpose to any person other than us.

D. The amount that may be contributed to this Contract will be governed by the provisions of Sections 403(b), 415, and 402(g) of the Code.

E. In the case of benefits that accrued under this Contract after December 31, 1986, distribution must be: a. made in accordance with the minimum distribution requirements of Section 403(b)(10) of the Code; and b. the regulations thereunder.

F. Distributions attributable to salary reduction contributions received or earnings credited after December 31, 1988 may be paid only when: a. the employee attains age 59 1/2; b. separates from service; or c. dies or is disabled. Notwithstanding the foregoing, contributions, but not earnings thereon, may be distributed in the case of hardship within the meaning of Code Section 403(b)(11)(B).

G. If the Annuitant receives an eligible rollover distribution and elects to have the distribution paid directly to an eligible retirement plan (as defined in Section 402( c ) of the Code) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution will be paid to that eligible retirement plan in a direct rollover.

H. We will not be responsible for the timing, purpose or propriety of any distribution. We will not incur any liability or responsibility of any tax imposed on account of any such distribution. We are not obligated to make any distribution absent a specific written direction in accordance with the provisions of the Contract.

SECTION 2. PROVISIONS APPLICABLE TO ERISA PLANS:

   At any time prior to the Annuity Date, an ERISA loan may be requested. One-half of the Contract will be assigned as security for such a loan. The maximum ERISA loan amount available is the lesser of: a. $50,000 (reduced by the excess of the highest outstanding loan balance of all loans during the prior 12 month period ending on the day before the loan is made over any loan amount outstanding on the date the loan is made); or b. fifty percent of the Contract Value less Debt. The minimum ERISA loan amount available is $1,000. We may defer the granting of an ERISA loan for six months from the date of our receipt of a written loan request.




L-8621                                                                   Page 1

L-8621                                                                   Page 2

SECTION 3. PROVISIONS APPLICABLE TO ALL LOANS

A.   Definitions:

     CONTRACT VALUE is the sum of the Fixed Account Contract Value, the Loan Value, the Separate Account Contract Value, and the Guarantee Period Value.

     DEBT is the principal of any outstanding loan plus loan interest due or accrued.

     LOAN VALUE is the outstanding loan amount plus interest credited.

B. When a loan is taken, an amount equal to the loan will be transferred from Fixed Account Contract Value, the Separate Account Contract Value, and the Guarantee Period Value to the loan account. Unless you tell us otherwise, the loan will proportionately reduce the amount allocated to the Fixed Account, the Separate Account, and the Guarantee Periods.

C. The amount of Debt will reduce the amount payable upon death or surrender or the amount that may be applied under an annuity option.

D. While a loan is outstanding, the Loan Value will be credited with interest at a rate equal to the rate charged on Debt less a deduction not to exceed 2.5%.

E.   A loan may be repaid in full or in part at any time prior to the Annuity
     Date.

F. Should the Debt equal or exceed the Contract Value, this Contract will terminate thirty-one days after we mail a notice of termination to your last known address. The Debt will be treated as a withdrawal. Notice of termination may be sent upon occurrence of an event outlined in Section 1
     (F).

G. The Owner must sign a loan agreement in the form prescribed by us to be eligible for a loan. The interest rate and any service fees charged on a loan will be as stated in the loan agreement. The loan will also be subject to the terms of the agreement to the extent not inconsistent with this rider.

H. All Debt must be repaid prior to the transfer of any amounts to another contract.

I. Failure to make timely repayment of Debt will result in a taxable distribution and possible tax penalties.


Signed for Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.




            /s/                                        /s/
            Secretary                                  President

KEMPER INVESTORS LIFE INSURANCE COMPANY
1 Kemper Drive, Long Grove, Illinois 60049-0001




QUALIFIED PLAN RIDER


This Rider forms a part of the Certificate to which it is attached. The applicable provisions of this Rider apply and take precedence over contrary provisions if the Certificate: a. is issued as a Code Section 403(b) Tax Sheltered Annuity ("Tax Sheltered Annuity") to an individual; or b. is issued under a plan described in Section 401(a) or 403(b) of the Code if subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA Plans").

SECTION 1:  PROVISIONS APPLICABLE TO A TAX SHELTERED ANNUTIY:

A.  The Certificate Owner is the Annuitant.

B.  The rights of the Annuitant under the Certificate are nonforfeitable.

C. The Certificate is not transferable and cannot be: sold; assigned; discounted; or pledged as collateral for a loan or security for the performance of an obligation or for any other purpose to any person other than us.

D. The amount that may be contributed to this Certificate will be governed by the provisions of Sections 403(b), 415, and 402(g) of the Code.

E. In the case of benefits that accrued under this Certificate after December 31, 1986, distribution must be: a. made in accordance with the minimum distribution requirements of Section 403(b)(10) of the Code; and b. the regulations thereunder.

F. Distributions attributable to salary reduction contributions received or earnings credited after December 31, 1988 may be paid only when: a. the employee attains age 59 1/2; b. separates from service; or c. dies or is disabled. Notwithstanding the foregoing, contributions, but not earnings thereon, may be distributed in the case of hardship within the meaning of Code Section 403(b)(11)(B).

G. If the Annuitant receives an eligible rollover distribution and elects to have the distribution paid directly to an eligible retirement plan (as defined in Section 402( c ) of the Code) and specifies the eligible retirement plan to which the distribution is to be paid, then the distribution will be paid to that eligible retirement plan in a direct rollover.

H. We will not be responsible for the timing, purpose or propriety of any distribution. We will not incur any liability or responsibility of any tax imposed on account of any such distribution. We are not obligated to make any distribution absent a specific written direction in accordance with the provisions of the Certificate.

SECTION 2.  PROVISIONS APPLICABLE TO ERISA PLANS:

    At any time prior to the Annuity Date, an ERISA loan may be requested. One-half of the Certificate will be assigned as security for such a loan. The maximum ERISA loan amount available is the lesser of: a. $50,000 (reduced by the excess of the highest outstanding loan balance of all loans during the prior 12 month period ending on the day before the loan is made over any loan amount outstanding on the date the loan is made); or b. fifty percent of the Certificate Value less Debt. The minimum ERISA loan amount available is $1,000. We may defer the granting of an ERISA loan for six months from the date of our receipt of a written loan request.




L-8622                                                                    Page 1

L-8622                                                                    Page 2

SECTION 3.  PROVISIONS APPLICABLE TO ALL LOANS

A.   Definitions:

     CERTIFICATE VALUE is the sum of the Fixed Account Certificate Value, the Loan Value, the Separate Account Certificate Value, and the Guarantee Period Value.

     DEBT is the principal of any outstanding loan plus loan interest due or accrued.

     LOAN VALUE is the outstanding loan amount plus interest credited.

B. When a loan is taken, an amount equal to the loan will be transferred from the Fixed Account Certificate Value, the Separate Account Certificate Value, and the Guarantee Period Value to the loan account. Unless you tell us otherwise, the loan will proportionately reduce the amount allocated to the Fixed Account, the Separate Account, and the Guarantee Periods.

C. The amount of Debt will reduce the amount payable upon death or surrender or the amount that may be applied under an annuity option.

D. While a loan is outstanding, the Loan Value will be credited with interest at a rate equal to the rate charged on Debt less a deduction not to exceed 2.5%.

E.   A loan may be repaid in full or in part at any time prior to the Annuity
     Date.

F. Should the Debt equal or exceed the Certificate Value, this Certificate will terminate thirty-one days after we mail a notice of termination to your last known address. The Debt will be treated as a withdrawal. Notice of termination may be sent upon occurrence of an event outlined in Section 1 (F).

G. The Certificate Owner must sign a loan agreement in the form prescribed by us to be eligible for a loan. The interest rate and any service fees charged on a loan will be as stated in the loan agreement. The loan will also be subject to the terms of the agreement to the extent not inconsistent with this rider.

H. All Debt must be repaid prior to the transfer of any amounts to another contract.

I. Failure to make timely repayment of Debt will result in a taxable distribution and possible tax penalties.


Signed for Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.



              /s/                                          /s/
              Secretary                                    President